Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Tax-Advantaged Total
Return Strategy Fund
333-110818
811-21471

A special meeting of the shareholders
of the Nuveen Tax-Advantaged Total
Return Strategy Fund was held on
July 26, 2005.

The purpose of the meeting was to
approve
a new investment management
agreement and new sub-advisory
agreements:

Approval of the new investment
management agreement was reached
as follows:

The number of shares voted in the
affirmative:
13,339,452 and
the number of negative votes:  77,081

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and NWQ Investment
Management Company was reached
as follows:
The number of shares voted in the
affirmative:
13,343,785 and
the number of negative votes:  76,494

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Symphony Asset
Management, LLC was reached as
follows:

The number of shares voted in the
affirmative:
13,337,300 and
the number of negative votes:  74,650


Proxy materials are herein
incorporated by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007506.